EXHIBIT 17.1


                          BIO-SOLUTIONS        E-Mail:biosolutionsmfg@megate.com
                                               Website: www.biosolutionsmfg.com
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                       MANUFACTURING, INC.     1161 James Street
                                               Hattiesburg, MS 39401
                                               601-582-4594 Phone
                                               601-582-4100 Fax


March 23, 2005

To:
The Board of Directors
BSMI

From:
Krish Reddy
President/CEO
BSMI                    Fax: Patricia M. Speitzer  (702) 222-9126
                             J.Jeffrey Press       (973) 324-5727


Subject: -      My Resignation as a President/CEO & Board Director


At this important juncture of our Corporation's growth, my full and total concentration and extra efforts are required to be directed to the advancement & further development of our Technology which happens to be my major purpose & pursuit for excellence.

In light of the above, I, Krish V. Reddy hereby tender my resignation as a President/CEO and also as a Board Director of Bio Solutions Manufacturing, Inc., effective March 23, 2005.



/s/ Krish V. Reddy

cc:
J.Jeffrey Press, Corporate Attorney